UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2009

GREATER ATLANTIC FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26467	54-1873112
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10700 Parkridge Boulevard, Suite P50, Reston, VA	20191

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(703) 391-1300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 15, 2009, Greater Atlantic Financial Corp. (“GAFC”) entered into a definitive Agreement and Plan of Merger with MidAtlantic Bancorp, Inc., a Virginia corporation (“MidAtlantic”) and GAF Merger Corp., a Virginia corporation formed to facilitate the merger (“Acquisition Sub”).  Pursuant to the Agreement and Plan of Merger, MidAtlantic will acquire GAFC.

Section 7.1(d) of the Agreement and Plan of Merger provided that the Board of Directors of GAFC or MidAtlantic could terminate the Agreement and Plan of Merger in the event the merger was not consummated by September 30, 2009. On September 29, 2009, GAFC, MidAtlantic and Acquisition Sub entered into the First Amendment to the Agreement and Plan of Merger extending to October 31, 2009 the date on which the Agreement and Plan of Merger could be terminated if the merger was not consummated. On October 30, 2009, GAFC, MidAtlantic and Acquisition Sub entered into the Second Amendment to the Agreement and Plan of Merger (“Second Amendment”) to extend to November 15, 2009 the date on which the Agreement and Plan of Merger may be terminated if the merger is not consummated.  On November 13, 2009, GAFC, MidAtlantic and Acquisition Sub entered into the Third Amendment to the Agreement and Plan of Merger (“Third Amendment”) to extend to November 30, 2009 the date on which the Agreement and Plan of Merger may be terminated if the merger is not consummated.

The foregoing summary is qualified by reference to the complete text of the Third Amendment, which is filed as Exhibit 2.1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2.1	Third Amendment to Agreement and Plan of Merger, dated as of November 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Greater Atlantic Financial Corp.

Date: November 16, 2009	By:	/s/ Carroll E. Amos
Carroll E. Amos President and Chief Executive Officer